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                                                               [EXECUTION COPY]


                 WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT


     WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 12, 1999 (this "Waiver and Amendment"), to the Credit Agreement dated as of June 29, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among DONNKENNY APPAREL, INC. a Delaware corporation ("DKA"), BELDOCH INDUSTRIES CORPORATION, a Delaware corporation ("BIC"; together with DKA, and severally, the "Borrowers"), the Guarantors party thereto, the lenders party thereto (collectively, the "Lenders") and THE CIT GROUP/COMMERCIAL SERVICES, INC. as agent for the Lenders (in such capacity, the "Agent").

     The Borrowers, the Guarantors, the Lenders and the Agent are parties to the Credit Agreement.

     The Borrowers have requested that the Lenders (a) waive certain existing Events of Default under the Credit Agreement and (b) amend the Credit Agreement to amend certain financial covenants set forth therein.

     The Lenders are willing to waive such existing Events of Default and to make such amendments to the Credit Agreement upon the terms and subject to the conditions set forth in this Waiver and Amendment.

     Accordingly, in consideration of the mutual agreements set forth herein, and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

          2. Waiver of Events of Default. Borrowers have defaulted under Sections 7.10 (Minimum Interest Coverage Ratio) and 7.11 (EBITDA) of the Credit Agreement (collectively, the "Subject Covenants") as a result of their breach of such financial covenants for the quarterly period ending September 30, 1999. As a result of the foregoing, Events of Default (collectively, the "Covenant Defaults") have occurred under Article VIII(d) of the Credit Agreement. In response to the Borrowers' request on or about the date hereof for a waiver of the Covenant Defaults, Lenders hereby waive the Covenant Defaults, provided, however, that nothing contained in this Waiver and Amendment shall be construed to limit, impair or otherwise affect any rights of Lenders in respect of any future noncompliance with the Subject Covenants or with any other covenant, term or provision of the Credit Agreement or of any of the other Loan Documents.



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          3. Amendment of Section 1.01. Section 1.01 of the Credit Agreement is
amended by adding thereto the following defined term:

          "Tangible Net Worth" shall mean, as of any date, stockholders' equity less the aggregate book value of intangible assets, all as determined on a Consolidated basis for the Parent and its Subsidiaries in accordance with GAAP."

          4. Amendment of Section 7.10. Section 7.10 of the Credit Agreement is amended in its entirety to read as follows:

          "Section 7.10 Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Parent and its Subsidiaries on a Consolidated basis for each four consecutive fiscal quarter period ending on the last day of each of the fiscal quarters set forth below to be less than the ratio set forth below opposite such fiscal quarter:

          Quarterly Period Ending            Minimum Interest Coverage Ratio
          -----------------------            -------------------------------
            September 30, 1999                         .50 to 1.00
             December 31, 1999                        1.30 to 1.00"

          5. Amendment of Section 7.11. Section 7.11 of the Credit Agreement is amended in its entirety to read as follows:

          "Section 7.11 EBITDA. Permit EBITDA of the Parent and its Subsidiaries (in each case computed and calculated in accordance with GAAP) on a Consolidated basis for each four consecutive fiscal quarter period ending on the last day of each of the fiscal quarters set forth below to be less than the amount set forth below opposite each such fiscal quarter;

          Quarterly Period Ending                       EBITDA
          -----------------------                       ------
             September 30, 1999                       $2,450,000
              December 31, 1999                       $4,800,000"

          6. Amendment of Section 7.12. Section 7.12 of the Credit Agreement is amended in its entirety to read as follows:

          "Section 7.12 Net Worth. Permit the Net Worth of the Parent and its Subsidiaries (in each case computed and calculated in accordance with GAAP) on a Consolidated basis as of the end of the fiscal quarter ending September 30, 1999 to be less than $15,500,000."

          7. Addition of Section 7.12A. The Credit Agreement is hereby amended by adding the following Section 7.12A thereto immediately following Section 7:12:


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          "Section 7.12A Tangible Net Worth. Permit the Tangible Net Worth of
          the Parent and its Subsidiaries (in each case computed and calculated in accordance with GAAP) on a Consolidated basis as of the end of the fiscal quarter ending December 31, 1999 to be less than $11,500,000."

          8. Representations and Warranties. Borrowers hereby represent and warrant to Lenders that the representations and warranties set forth in Article IV of the Credit Agreement are true on and as of the date hereof, as if made on and as of the date hereof, after giving effect to this Waiver and Amendment, except to the extent that any such representation or warranty expressly relates to a prior date, and breach of any of the representations and warranties made in this paragraph 8 shall constitute and Event of Default under Article VIII(a) of the Credit Agreement. Borrowers further represent and warrant that, after giving effect to this Waiver and Amendment, no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default has occurred and is continuing.

          9. Effectiveness. This Waiver and Amendment shall become effective on the date Agent shall have received counterparts of this Waiver and Amendment duly executed and delivered by each of the parties hereto.

          10. Continuing Effect of Credit Agreement. This Waiver and Amendment shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of either of the Borrowers that would require consent of Lenders. Except as expressly amended by this Waiver and Amendment, the provisions of the Credit Agreement are and shall remain in full force and effect.

          11. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of law principles thereof).

          12. Counterparts; Facsimile Signature. This Waiver and Amendment may be executed in counterparts, each of which shall constitute and original and all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of the signature page of this Waiver and Amendment by facsimile shall be effective as delivery of a manually executed signature page hereto.



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     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and
Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.



                                         DONNKENNY APPAREL, INC.,
                                         as a Borrower and a Guarantor


                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------



                                         BELDOCH INDUSTRIES CORPORATION,
                                         as a Borrower and a Guarantor


                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------



                                         CHRISTIANSBURG GARMENT COMPANY,
                                         INCORPORATED as a Guarantor


                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------



                                         H SQUARED DISPOSITIONS, INC., as a
                                         Guarantor


                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------




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                                        THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                                        as Agent


                                        By:
                                           -----------------------------------

                                        Name:
                                             ---------------------------------

                                        Title:
                                              --------------------------------



                                        THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender


                                        By:
                                           -----------------------------------

                                        Name:
                                             ---------------------------------

                                        Title:
                                              --------------------------------



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